SUBSCRIPTION AGREEMENT

Asia Broadband, Inc.
A Nevada Corporation

166,667 Shares of COMMON STOCK at Price of USD $0.30

10 Glen Lake Parkway, Suite 130
Atlanta, Georgia, 30328
U.S.A

June 16, 2003

TABLE OF CONTENTS
1.	COMMON SHARES PURCHASE	3
	1.1 Purchase of Common Shares	3
	1.2 Consideration	3
	1.3 Wire Transfer Instructions	4
2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	4
	2.1 Due Organization: Good Standing and Corporate Power	4
	2.2 Authorization	5
	2.3 No Conflict: No Consents or Approvals Required	5
3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER	5
	3.1 Authorization	5
	3.2 Purchase Entirely for Own Account	5
	3.3 Receipt of Information	6
	3.4 Available Information	6
	3.5 Investment Experience	6
	3.6 Risks In An Investment In The Company.	6
	3.7 Restricted Securities	6
	3.8 Legends	6
	3.9 Residence	6
4.	POTENTIAL RESTRICTIONS ON TRANSFERABILITY OF SECURITIES	7
	4.1 Potential Restrictions on Transferability.	7
	4.2 Notice of Proposed Transfer	7
5.	MISCELLANEOUS	7
	5.1 Entire Agreement	7
	5.2 Survival of Warranties	7
	5.3 Successors and Assigns	7
	5.4 Governing Law	8
	5.5 Counterparts	8
	5.6 Titles and Subtitles	8
	5.7 Notices	8
	5.8 Amendments and Wavers	8
	5.9 Severability	9

SUBSCRIPTION AGREEMENT

THIS SUBSCIPTION AGREEMENT (the "Agreement"), is made on the 16th day of June 2003.

BETWEEN	Asia Broadband, Inc. (The "Company")
A Nevada Corporation
AND:	Jeremy McAteer (The "Purchaser")
UBS AG
25th Floor One Exchange Square
8 Connaught Place
Hong Kong

Reference to dollars in this Agreement shall mean United States Dollars.

WITNESSETH

WHEREAS, the Company, quoted on the National Quotation Bureau (NQB) of the United States of America under the symbol ASAB, desires to sell 166,667 Common Shares in the aggregate at $0.30 per share.

WHEREAS, the Purchaser has represented that the Purchaser is a knowledgeable, sophisticated, investor who has experience in investing in development stage companies and desires to purchase the Common Shares of the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE

1.1 Purchase of Common Shares.

Upon the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company 166,667 Common Shares, and the Company hereby agrees to issue and sell to the Purchaser the aforementioned Common shares.

1.2 Consideration

In consideration of the purchase referenced herein under Section 1.1, the Purchaser hereby agrees to pay to the Company $0.30 per Common Share in immediately available United States Dollars, for an aggregate amount of US$ 50,000.

1.3 Wire Transfer Instructions.

The consideration provided for in Section 1.2 above should be wired and transferred to the Company.

Wire:

Bank:
Bank of Montreal
595 Burrard Street
Vancouver, B.C. Canada

SWIFT BIC Address: BOFMCAM2

Transit No. 004

USD Correspondence:
Harris Bank
New York
ABA # 026007760

Beneficiary Owner:
Account number: 4681-889
Asia Broadband Inc.
2000, 1066 W. Hastings Street
Vancouver, B. C.
Canada V6E 3X1

Should the subscriber encounter difficulties in wiring funds, please contact Stephanie David (Operations Coordinator) at the Company's Head Office in Atlanta - (678)222-3456.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that:

2.1 Due Organization: Good Standing and Corporate Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business, and to own, lease and operate any properties related to such business. For purposes of this Agreement, a "Material Adverse Effect" shall mean an event that could reasonably be expected to have a material adverse effect on the business of the Company, or on its results of operations, properties or financial condition; for purposes of this definition, any event which reasonably could be expected to result in a potential liability to the Company either individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000) will be deemed to have a Material Adverse Effect.

2.2.1 Authorization:

All corporate action on the part of the Company, and its officers and directors necessary for the sale and issuance of the Common Shares pursuant hereto and the performance of the Company's obligations hereunder has been taken.

2.2.2 The Common Shares, when issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and if a non-resident of the United States, will be free of restrictions on transfer under this Agreement and, if applicable, under the securities laws of the State of Nevada.

2.3 No Conflict: No Consents or Approvals Required.

Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby will:

2.3.1 Conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company;

2.3.2 Conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or by which it or any of its properties or assets are bound or affected; or

2.3.3 Conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of any lien, charge or encumbrance on any of the respective properties or assets of it pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or Company or any of its properties or assets if bound or affected.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants that:

3.1 Authorization

All action on the part of the Purchaser, and if the Purchaser is a corporation, its officers, directors and stockholders, necessary for the purchaser of the Common Shares pursuant hereto and the performance of the Purchaser's obligations hereunder has been taken.

3.2 Purchase Entirely for own Account

This Agreement is made with the Purchaser in reliance upon said Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Common Shares to be purchased by the Purchaser will be acquired for investment purposes for the Purchaser's own account.

3.3 Receipt of Information

The Purchaser believes that he/she/it has received the information he/she/it considers necessary or appropriate for deciding whether to purchase the Common Shares. The Purchaser further represents that he/she/it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Shares hereby, and the business, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has access.

3.4 Available Information.

The Purchaser represents that an Offering Memorandum and Business Plan from the Company has been made available to him/her/it and accompanied the receipt of this Subscription Agreement.

3.5 Investment Experience.

The Purchaser represents that he/she/it is experienced in evaluating and investing in securities of companies in the development stage, acknowledges that there are many risks involved in an investment in the Company and that he/she/it is able to fend for himself/herself/itself, can bear the economic risk of the investment including the risk that he/she/it may lose his/her/its entire investment, and has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of the investment in the Company.

3.6 Risks in an Investment in the Company

The Purchaser understands and acknowledges: that there may be risks involved in an investment in the Common Shares hereby including, but not limited to; that the primary asset of the Company is the 75% interest in the Chinese Subsidiary, Shanghai Broadband Network Inc.

3.7 Restricted Securities.

The Purchaser understands that if the Purchaser is a United States resident that certain states may impose restrictions that limit the ability of the Common Stock to be sold, transferred, or otherwise disposed of without registration under federal and state securities laws.

3.8 Legends.

To the extent applicable under federal and state securities laws, a legend will be affixed to the Purchaser's certificate stating that it may not be sold, transferred, assigned, pledged or hypothecated absent registration under federal and state securities law or an exemption therefrom.

3.9 Residence.

The Purchaser represents that he, she or it is a resident of the country indicated at the address set forth Section 5.7 and has not moved to such address for the purpose of this investment.

4. POTENTIAL RESTRICTION ON TRANSFERABILITY OF COMMON SHARES

4.1 Potential Restrictions on Transferability

The Common Shares held by certain investors, under certain circumstances, may not be transferable, except upon the conditions specified in Section 4. A Purchaser will cause any successor or proposed transferee of their Common Shares to agree to take and hold such Common Shares subject to the conditions specified in Section 4, if applicable. The Purchaser acknowledges the potential restrictions upon its right to transfer the Common Shares set forth in Section 4.

4.2 Notice of Proposed Transfer.

Prior to any proposed transfer of any of the Common Shares held by a Purchaser said Purchaser shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall be accompanied by a written opinion of legal counsel reasonably satisfactory to the Company, addressed to the Company- and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Common Shares may be effected without registration under the federal or state securities laws, whereupon the holder of such Common Shares shall be entitled to transfer said Common Shares, subject to the restrictions contained in the Agreement, in accordance with the terms of the notice delivered by the holder to the Company.

5. MISCELLANEOUS

5.1 Entire Agreement.

This Agreement constitutes the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

5.2 Survival of Warranties.

The warranties, representation, and covenants of the Company and the Purchaser, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of the-Agreement.

5.3 Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in the Agreement.

5.4 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada of the United States of America.

5.5 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.6 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreements

5.7 Notices.

All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein).and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

If to Company	Asia Broadband, Inc. 10 Glen Lake Parkway, Ste 130 Atlanta, Georgia 30328 U.S.A

If to Purchaser	Jeremy McAteer UBS AG 25th Floor One Exchange Square 8 Connaught Place Hong Kong

Or to such other address as a party may designate by three (3) days prior written notice to the other party.

5.8 Amendments and Waivers

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of securities purchased under this Agreement (including securities into which such securities have been converted), each future holder of such securities and the Company.

5.9 Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
Asia Broadband, Inc.
By:
Charles Demicher,
Board of Director & Officer

PURCHASER:
By: /s/ Jeremy McAteer
Jeremy McAteer
24 - 02 - 03

I, Jeremy McAteer, the Purchaser who signed this Subscription Agreement have received a Private Placement Memorandum attached to this Subscription Agreement, and have read the Private Placement Memorandum carefully. The decision to purchase said Common Shares through this Subscription Agreement is made solely by myself, Jeremy McAteer.